UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 16, 2005

                                RAMP CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                   0-24768                   841123311
(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)            Identification No.)

      33 MAIDEN LANE, NEW YORK NY                             10038
(Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code: (212) 440-1500

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      See Item 5.02 with respect to the terms of the consulting arrangement between Ramp Corporation (the "COMPANY") and Andrew Brown, the Company's former Chairman, President and Chief Executive Officer.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

      See Item 5.02 with respect to the suspension of the Employment Agreement between Andrew Brown, the Company's former Chairman, President and Chief Executive Officer, and the Company.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

      On May 23, 2005, the Company issued a press release announcing, among other things, that it would be unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the "MARCH 31 10-Q"), within the period required by SEC regulations. The press release is appended to the Current Report on Form 8-K as Exhibit 99.1.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

      The Company's failure to file the March 31 10-Q, constitutes an event of default under the Company's 8% Convertible Debentures in the aggregate principal amount of $4,950,000 issued on January 12, 2005, March 31, 2005, and May 13, 2005. As a result of such default, the holders of the debentures may declare the total outstanding principal amount of $4,950,000 plus interest due under such debentures to become immediately due and payable. Under the terms of the debentures, upon acceleration of payment, the Company would have to pay 110% of the outstanding principal balance plus interest at the rate of 18% per annum on the outstanding balance due. The Company's payment of such outstanding principal amount would have a material adverse effect on the Company's financial condition.

      In addition, as a result of the Company's failure to timely file the March 31 10-Q, the Company will be ineligible for at least one year to register its securities with the SEC under Form S-3, as required by the terms of the securities purchase agreements under which the debentures were issued. The securities purchase agreements provide for a penalty equal to 1-1/2% of the outstanding principal amount of such debentures per month from May 18, 2005 until such time as a registration statement on Form S-3 is filed, and for the period from August 11, 2005, until such registration statement is declared effective. Based on the current outstanding principal amount of the debentures, the monthly penalty payment would be approximately $75,000. The Company's payment of such a penalty would have a material adverse effect on the Company's financial condition.


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

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

      On May 23, 2005, the Company notified the American Stock Exchange that it would be unable to timely file its March 31 10-Q. Section 1101 of the Amex Company Guide requires the timely filing of all SEC periodic reports for maintenance of the listing of a listed company's securities. The Company is undertaking to complete and file the March 31 10-Q as soon as possible in order to comply with the AMEX rule.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On May 21, 2005, BDO Seidman LLP ("BDO"), the Company's independent registered accounting firm, notified the Company that it had resigned from its engagement effective as of May 21, 2005. The resignation letter of BDO is attached hereto as Exhibit 99.2.

      From January 1, 2003, through March 31, 2005, (i) there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report and (ii) there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

      The Company has provided BDO with a copy of the disclosures made in this Form 8-K prior to the filing of this Form 8-K and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above disclosures.

      The Company's Audit Committee is currently in the process of seeking the engagement of a new independent registered public accounting firm, which the Company expects will be completed within approximately 30 days.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

      On May 21, 2005, BDO informed the Company that its audit reports with respect to the years ended December 31, 2004 and 2003 should no longer be relied upon. BDO did not specifically indicate the reasons that it had withdrawn its audit reports for such fiscal years, and the Company's audit committee has not discussed with BDO the matters discussed in Item 4.01 and this Item 4.02.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      (b) On May 22, 2005, Andrew Brown, the Company's Chairman, President and Chief Executive Officer and a director of the Company, resigned as Chairman effective immediately at the request of the Company's independent directors. In addition, pending the conclusion of the investigation referred to in Item 8 below, the Company's board of directors suspended Mr. Brown's employment as President and Chief Executive Officer effective immediately. At the request of the Company's independent directors, pending the conclusion of such investigation, Mr. Brown has agreed to act as a consultant to the Company on terms that are being negotiated.


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

      On May 25, 2005, Steven Shorr resigned as a director of the Company.

      (c) On May 22, 2005, Ron Munkittrick, the Company's Chief Financial Officer was appointed the Company's Acting Chief Executive Officer. Mr. Munkittrick will continue to serve as the Company's Chief Financial Officer, a position that he has held since October 12, 2004. Mr. Munkittrick's background and experience prior to joining the Company is incorporated herein by reference to the Company's definitive proxy statement for its Annual Meeting held on November 18, 2004, filed with the SEC on October 18, 2004.

      (d) On May 22, 2005, the Company's board of directors elected Anthony Soich, a director of the Company since June 21, 2004, to serve as the Company's Chairman.

ITEM 8.01 OTHER EVENTS.

      On May 16, 2005, Andrew Brown, the Company's President and CEO, informed its board of directors that in December 2003, he received an unsolicited gift from an individual who has acted as an advisor to several of the Company's investors. At that time, Mr. Brown was the Company's President, but not its CEO. Mr. Brown further advised the board that at the time of his receipt of the package containing the gift, he was unaware that it contained an undetermined amount of cash. Mr. Brown discovered that the package contained cash only after he opened it, outside of the presence of the donor. Mr. Brown told the board that he was unable to return the gift, because the donor had left the United States and resided outside of the country. Mr. Brown stated that he knew he should not keep the money, and accordingly, he discarded it within several days after having received it. Mr. Brown further advised the board that the donor never asked him to do or refrain from doing anything and that the gift did not influence any actions that he has taken in any capacity as an officer or director of the Company.

      In light of the foregoing disclosure by Mr. Brown, the independent directors of the board have decided to conduct an investigation into the circumstances surrounding the gift and to determine whether Mr. Brown has violated any of the Company's internal rules or policies or any laws. The independent directors are presently in the process of retaining independent counsel to assist them with the conduct of such investigation. Upon its conclusion, the directors expect to evaluate the results of the investigation and to take appropriate action.


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

      At a special meeting held on May 22, 2005, the Company's board of directors voted to explore the possibility of selling the Company or one or more of its lines of business or seeking a merger partner. The board is currently in the process of contacting suitable investment banking firms to assist it in exploring such possibilities.

      On May 23, 2004, the AMEX suspended trading of the Company's common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits

      Exhibit No.    Description
      -----------    -----------

         99.1        Press Release issued by Ramp Corporation on May 25, 2005.

         99.2        Letter from BDO Seidman, LLP, dated May 21, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RAMP CORPORATION
                                       (Registrant)


Date: May 25, 2005                     By: /s/ Ron Munkittrick
                                           -------------------------------------
                                           Ron Munkittrick
                                           Chief Financial Officer


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